                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Bresnan Capital Corporation

We consent to the use of our report dated June 22, 1999, with respect to the balance sheets of Bresnan Capital Corporation as of December 31, 1997 and 1998, included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG LLP



Denver, Colorado
July 9, 1999

                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Tele-Communications, Inc.

We consent to the use of our report dated April 2, 1999, with respect to the combined balance sheet of Bresnan Communications Group Systems (as defined in Note 1 to the combined financial statements) as of December 31, 1997 and 1998, and the related Combined Statements of Operations and Parents' Investment and Cash Flows for each of the years in the three year period ended December 31, 1998 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG LLP


Denver, Colorado
July 9, 1999